As filed with the Securities and Exchange Commission on April 25, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                                   JAWZ, INC.
              (Exact name of registrant as specified in its charter)

                                    Delaware
            (State or other jurisdiction of incorporation or organization)

                                   98-0167013
                      (IRS Employer Identification Number)

                          12 Concorde Place, 9th Floor
                        Toronto, Ontario M3C 3T1, CANADA
                     (Address of principal executive offices)

                        Robert Kubbernus, Chairman & CEO
                                   JAWZ, Inc.
                          12 Concorde Place, 9th Floor
                        Toronto, Ontario M3C 3T1, CANADA
                     (Name and address of agent for service)

                                 (416) 444-2526
               (Telephone number, including area code of agent for service)

                              Consulting Agreements
                            (Full title of the Plan)
     -------------------------------------------------------------
                                    Copy to:
                             Robert L. Sonfield, Jr.
                               Sonfield & Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (2)          registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value               1,020,000                $ .95                 $969,000                $242.25
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. (2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported by the Nasdaq National Market on April 25, 2001.

                                     PART I

         The documents containing the information specified in this Part I will be sent or given to the Consultants named in the Consulting Agreements as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (c) below have been filed by the Registrant, JAWZ, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 8-K on April 12, 2001 as well as an amendment on the same date. The Company also filed a Form 10-K on March 30, 2001, a Definitive Proxy Statement on February 22, 2001, a Preliminary Proxy Statement on February 6, 2001 and a Registration Statement on Form S-3 filed on February 1, 2001. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-SB referred to in (a) above.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         (a)  Section 145 of the Delaware General Corporation Law provides that:

ss.145.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

         (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (7) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2,
Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

         (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

ss. 102.  CERTIFICATE OF INCORPORATION; CONTENTS

         The certificate of incorporation shall set forth:

         (1) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                  (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         (c)  Article Ten of Registrant's Certificate of Incorporation provides:

                           A director of the corporation shall not be liable to
                  the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4.1      --      Consulting Agreement with Philip W. Johnston

                  4.2      --      Consulting Agreement with Robert J. Kubbernus

                  4.3      --      Consulting Agreement with Riaz Mamdani

                  5        --      Opinion of Sonfield & Sonfield as to the
                                   authorization and issuance of the shares being registered.

                  24.1     --      Consent of Sonfield & Sonfield (included in
                                   Exhibit 5)

                  24.2     --      Consent of Ernst & Young, LLP, Independent
                                   Accountants

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, CANADA, on the 25th day of April, 2001.

JAWZ, INC.                             JAWZ, INC.



By: /s/ Robert J. Kubbernus             By: /s/ Robert J. Kubbernus
----------------------------             -----------------------------
      Robert J. Kubbernus,                  Robert J. Kubbernus,
         Chief Executive Officer               Chief Financial Officer

                              CONSULTING AGREEMENT

1.  Parties.

         1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of April __, 2001, by and between Jawz, Inc., a Delaware corporation, (the "Company"), whose address is 12 Concorde Place, 9th Floor, Toronto, Ontario M3C 3T1 CANADA and Philip W. Johnston, a natural person, (the "Consultant"), whose address is 700 Biltmore Way, Suite 903, Coral Gables, Florida 33134.

2.  Recitals.

         2.1. This Agreement is made with reference to the following facts and circumstances.

                  (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

                  (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

         2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3.  Engagement.

         3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section
3.2. below.

         3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following:

                  (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans.

                  (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

                  (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement.

                  (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4.  The Consultant's Fees and Expenses.

         4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 420,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement.

         4.2. Promptly upon the execution of this Agreement, the Company shall cause the Shares to be issued to the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph (a) of SEC Rule 501.

         4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         4.4. In the event that the Company, in its sole discretion, believes the Consultant has performed extraordinarily valuable services for the Company, the Company may, but shall not be obligated, issue to Consultant an additional 100,000 Shares of Common Stock.

         4.5. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5.       Confidential Information.

         5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement:

         5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

         5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6.       Arbitration of Disputes, Litigation Expenses.

         6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

         6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a

                  (a) final settlement requiring payment to the prevailing party; or

                  (b)  final judgment.

7.       Miscellaneous.

         7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws.

         7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

         7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company.

         7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

         7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

         7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

         7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

         7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, if any provision of this Agreement is unenforceable under Delaware law, but is enforceable under the laws of the State of Delaware, then Delaware shall govern the construction and enforcement of that provision. The courts of the State of Delaware shall have exclusive jurisdiction for any action arising out of or related to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.

The Consultant:                        The Company:

                                       Jawz, Inc.

/s/Philip W. Johnston
Philip W. Johnston                     By /S/ Robert J. Kubbernus
                                          Robert J. Kubbernus, Chairman and CEO

Date signed April 25, 2001             Date signed April 25, 2001

                           CONSULTING SERVICES AGREEMENT

This Agreement is made effective as of the 1st day of January, 2001 between JAWZ INC. ("JAWZ") and ROBERT J. KUBBERNUS (the "CONSULTANT").

WHEREAS the CONSULTANT has been an employee of JAWZ until the effective date of this Agreement;

AND WHEREAS the parties mutually agree to change the nature of the relationship from employee to consultant on the terms and conditions set out herein.

In consideration of the mutual promises contained in this Agreement and other good valuable consideration, the Parties agree as follows:

1. The CONSULTANT shall provide to JAWZ consulting services as set forth in Appendix "A" and other similar related services as directed by JAWZ.

2. All services under this Agreement shall be provided to the standards and specifications established by JAWZ.

3. The CONSULTANT agrees that upon termination of the agreement, all information, material and data prepared by the CONSULTANT as a result of delivering its contractual obligation under this Agreement will be transferred to JAWZ. The CONSULTANT acknowledges that JAWZ has a lien on any materials produced by it up to the amount of any funds advanced or paid under the Agreement, until such time as the material are transferred to JAWZ. The CONSULTANT shall assist JAWZ, at JAWZ expense, with the filing of any patent, copyright or trademark application hereto.

4.       JAWZ shall pay to the CONSULTANT the sums specified below:

     That amount identified in Appendix "A" which will be paid to the CONSULTANT in accordance to the following conditions:

a) For the cash component of the Consultant's pay, the CONSULTANT shall submit to JAWZ, within two (2) business days of each Semi-monthly period, (15th and month end), an invoice for services provided during such period. Any related expenses (including flights) should be pre-approved by JAWZ. Such approval may be obtained by completing an Approval for Expenditure Form (AFE) supplied by JAWZ. Payments will be made by JAWZ within ten (10) days of receipt of the CONSULTANT'S invoice; and

b)       The non-cash component be paid on or before April 30, 2001.

5. This Agreement shall commence and terminate on the dates below noted, namely:

     Commencement:January 1, 2001;

     Termination:          In accordance with Article 12.

6. The CONSULTANT shall not, either during the performance of these services or at any time thereafter, divulge any information in relation to the affairs, information, business or methods of carrying on business of JAWZ, and such information shall be held by the CONSULTANT in strict confidence.

7. The CONSULTANT agrees to make prompt and complete disclosure to JAWZ of any invention, discovery, and/or improvement ("Invention"), whether patentable or not, and copyrighted material, which relate to business of JAWZ and which is made, conceived, or authorized by CONSULTANT, along or with others, during the term of this Agreement.

8. All reports, computers programs, manuals, tapes, card decks, listings (including customer listing) and any other documentation or data furnished to or prepared by the CONSULTANT in connection with this Agreement shall be the property of JAWZ.

9. The CONSULTANT shall not, unless prior written permission is obtained from JAWZ, during the term of this Agreement and for an additional period of one
     (1) year after the expiration or termination of this Agreement, directly or indirectly induce any sub-contractor of JAWZ to terminate his or her contract with JAWZ or solicit the employment of, hire, or contract the services of any employee or subcontractor of JAWZ.

10. The CONSULTANT shall for the purposes of this Agreement, be an independent contractor, and shall not be considered an employee of JAWZ for any purpose whatsoever. The CONSULTANT will be responsible for the payment of Income Tax, Canada Pension, Unemployment and ALL other payments and deductions as are usually made by an employer on behalf of its employees.

11. The CONSULTANT shall, at any times during the term of this Agreement, and at any time thereafter, reimburse JAWZ for any income or other taxes which any Federal or Provincial governmental agency requests JAWZ to remit pay, or to withhold, on behalf of the CONSULTANT, in respect of this Agreement.

12. This Agreement may be terminated by JAWZ or Consultant, with or without cause, upon one (1) months written notice.

13. Upon such termination, any claims for damages, including loss of anticipated income on account thereof will be waived by the CONSULTANT and the sole remedy for such termination shall be to receive all amounts due and not previously paid to the CONSULTANT for that part of the work completed.

14. CONSULTANT acknowledges that JAWZ has no obligation to offer CONSULTANT any form of benefits program.

15. Any notice to be given or sent hereunder shall be deemed to have been duly given or sent when made in writing by registered mail, postage prepaid on the third day after the date of mailing thereof, and addressed as follows:

         To JAWZ:

         JAWZ Inc.
         12 Concorde Place, Suite 900
         Toronto, Ontario
         M3C 3T1

         Attention:  Peter Labrinos

         To CONSULTANT:

         Robert J. Kubbernus
         12 Concorde Place, Suite 900
         Toronto, Ontario
         M3C 3T1

         or to such address as either party may designate by notice as above provided.

16. Any changes to the terms and conditions of this Agreement must be mutually agreed upon in writing.

IN WITNESS WHEREOF, JAWZ and the CONSULTANT have hereto set their hands and seals and the CONSULTANT has subscribed his name as of the date first above noted.


JAWZ INC.



By:






---------------------------------                       /s/Robert J. Kubbernus
Witness                                                   ROBERT J. KUBBERNUS

                                  APPENDIX "A"

CONSULTANT agrees to act consult to the Company as Chairman and Chief Executive Officer for JAWZ, carrying out the same functions that he carried out in this role while he held this position as an employee of JAWZ.

All services covered by the CONSULTANT under this Agreement will be provided at a rate of $25,000 per month to be paid as follows:

(a)      $12,500 Cash; and

(b)      $12,500 in shares of the Corporation's common stock.

All of the shares owing under this consulting agreement shall be issued on or before April 30, 2001.

                          CONSULTING SERVICES AGREEMENT


This Agreement is made effective as of the 1st day of January, 2001 between JAWZ INC. ("JAWZ") and RIAZ MAMDANI (the "CONSULTANT").

WHEREAS the CONSULTANT has been an employee of JAWZ until the effective date of this Agreement;

AND WHEREAS the parties mutually agree to change the nature of the relationship from employee to consultant on the terms and conditions set out herein.

In consideration of the mutual promises contained in this Agreement and other good valuable consideration, the Parties agree as follows:

1. The CONSULTANT shall provide to JAWZ consulting services as set forth in Appendix "A" and other similar related services as directed by JAWZ.

2. All services under this Agreement shall be provided to the standards and specifications established by JAWZ.

3. The CONSULTANT agrees that upon termination of the agreement, all information, material and data prepared by the CONSULTANT as a result of delivering its contractual obligation under this Agreement will be transferred to JAWZ. The CONSULTANT acknowledges that JAWZ has a lien on any materials produced by it up to the amount of any funds advanced or paid under the Agreement, until such time as the material are transferred to JAWZ. The CONSULTANT shall assist JAWZ, at JAWZ expense, with the filing of any patent, copyright or trademark application hereto.

4.       JAWZ shall pay to the CONSULTANT the sums specified below:

     That amount identified in Appendix "A" which will be paid to the CONSULTANT in accordance to the following conditions:

a) For the cash component of the Consultant's pay, the CONSULTANT shall submit to JAWZ, within two (2) business days of each Semi-monthly period, (15th and month end), an invoice for services provided during such period. Any related expenses (including flights) should be pre-approved by JAWZ. Such approval may be obtained by completing an Approval for Expenditure Form (AFE) supplied by JAWZ. Payments will be made by JAWZ within ten (10) days of receipt of the CONSULTANT'S invoice; and

b)       The non-cash component that be paid on or before April 30, 2001.

5. This Agreement shall commence and terminate on the dates below noted, namely:

     Commencement:January 1st , 2001

     Termination:          In accordance with Article 12.

6. The CONSULTANT shall not, either during the performance of these services or at any time thereafter, divulge any information in relation to the affairs, information, business or methods of carrying on business of JAWZ, and such information shall be held by the CONSULTANT in strict confidence.

7. The CONSULTANT agrees to make prompt and complete disclosure to JAWZ of any invention, discovery, and/or improvement ("Invention"), whether patentable or not, and copyrighted material, which relate to business of JAWZ and which is made, conceived, or authorized by CONSULTANT, along or with others, during the term of this Agreement.

8. All reports, computers programs, manuals, tapes, card decks, listings (including customer listing) and any other documentation or data furnished to or prepared by the CONSULTANT in connection with this Agreement shall be the property of JAWZ.

9. The CONSULTANT shall not, unless prior written permission is obtained from JAWZ, during the term of this Agreement and for an additional period of one
     (1) year after the expiration or termination of this Agreement, directly or indirectly induce any sub-contractor of JAWZ to terminate his or her contract with JAWZ or solicit the employment of, hire, or contract the services of any employee or subcontractor of JAWZ.

10. The CONSULTANT shall for the purposes of this Agreement, be an independent contractor, and shall not be considered an employee of JAWZ for any purpose whatsoever. The CONSULTANT will be responsible for the payment of Income Tax, Canada Pension, Unemployment and ALL other payments and deductions as are usually made by an employer on behalf of its employees.

11. The CONSULTANT shall, at any times during the term of this Agreement, and at any time thereafter, reimburse JAWZ for any income or other taxes which any Federal or Provincial governmental agency requests JAWZ to remit pay, or to withhold, on behalf of the CONSULTANT, in respect of this Agreement.

12. This Agreement may be terminated by JAWZ or Consultant, with or without cause, upon one (1) months written notice.

13. Upon such termination, any claims for damages, including loss of anticipated income on account thereof will be waived by the CONSULTANT and the sole remedy for such termination shall be to receive all amounts due and not previously paid to the CONSULTANT for that part of the work completed.

14. CONSULTANT acknowledges that JAWZ has no obligation to offer CONSULTANT any form of benefits program.

15. Any notice to be given or sent hereunder shall be deemed to have been duly given or sent when made in writing by registered mail, postage prepaid on the third day after the date of mailing thereof, and addressed as follows:

         To JAWZ:

         JAWZ Inc.
         12 Concorde Place
         Toronto, Ontario
         M3C 3T1

         Attention:  Robert Kubbernus

         To CONSULTANT:

         Riaz Mamdani
         c/o #400, 630 - 8th Avenue S.W.,
         Calgary, Alberta
         T2P 1G6

         or to such other address as either party may designate by notice as above provided.

16. Any changes to the terms and conditions of this Agreement must be mutually greed upon in writing.

IN WITNESS WHEREOF, JAWZ and the CONSULTANT have hereto set their hands and seals and the CONSULTANT has subscribed his name as of the date first above noted.


JAWZ INC.



By:






---------------------------------                            /s/Riaz Mamdani
Witness                                                       RIAZ MAMDANI

                                  APPENDIX "A"

The CONSULTANT agrees to act consult to the Company as Chief Financial Officer for JAWZ, carrying out the same functions that he carried out in this role while he held this position as an employee of JAWZ.

All services covered by the CONSULTANT under this Agreement will be provided at a rate of $16,666,66 per month to be paid as follows:

(a)      $8333.33 Cash; and
(b)      $8333.33 in shares of the Corporation's common stock.

All of the shares owing under this consulting agreement shall be issued on or before April 30, 2001.

                         LETTERHEAD OF SONFIELD AND SONFIELD

                                 April 25, 2001
Board of Directors
JAWZ, Inc.
12 Concorde Place, 9th Floor
Toronto, Ontario M3C 3T1
CANADA

Ladies and Gentlemen:

         In our capacity as counsel for JAWZ, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 1,020,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-24963) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

         (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

         (3) The maximum of 1,020,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD AND SONFIELD
SONFIELD AND SONFIELD

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Form S-8 Registration Statement dated April 25, 2001, registering the shares of JAWZ, Inc. (the "Company") underlying the Consulting Agreement, of our audit report dated February 20, 2001, accompanying the consolidated financial statements of the Company included by reference in the Form 10-K, SEC File No. 000-24963, as at December 31, 2000 and 1999 and the related consolidated statements of loss and deficit and comprehensive loss, changes in stockholders' equity and cash flows for the years ended December 31, 2000, 1999, and 1998, filed with the Securities and Exchange Commission.



/s/ERNST AND YOUNG, LLP
ERNST AND YOUNG, LLP
Chartered Accountants


April 25, 2001
Calgary, Canada